Exhibit 99.2

Inverness Medical Innovations, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had Inverness, its previously acquired businesses (Ischemia and Binax), each as defined and described in the notes to these unaudited pro forma condensed combined financial statements and Determine/DainaScreen (“Determine”) been a consolidated company during the specified periods.

The unaudited pro forma condensed combined financial statements are based on the respective audited and unaudited historical consolidated financial statements and the notes thereto of Inverness, its previous acquisitions and Determine after giving effect to each of the acquisitions using the purchase method of accounting and assumptions and adjustments described below and in the notes of the unaudited pro forma condensed combined financial statements.  Actual operating results of the previous acquisitions are included in Inverness’ historical financial results only from the respective dates of the acquisitions.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 and three months ended March 31, 2005 assume that the acquisitions of Ischemia, Binax and Determine, as discussed in Note 1, occurred on January 1, 2004.  Operating results for Determine reflect its historical results for the year ended November 30, 2004 and the three months ended February 28, 2005, in accordance with Determine’s historical reporting calendar.  The unaudited pro forma condensed combined balance sheet as of March 31, 2005 assumes the acquisition of the assets of Determine occurred on that date, using the balance sheet of Determine as of February 28, 2005.  Binax and Ischemia, both acquired on or prior to March 31, 2005, are included in Inverness’ balance sheet as of March 31, 2005.

The pro forma adjustments are based upon available information and certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements that management of Inverness believes are reasonable in the circumstances.

The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of Inverness included in its Annual Report on Form 10-K, for the year ended December 31, 2004, as well as its Quarterly Report on Form 10-Q, for the quarter ended March 31, 2005, which were filed with the Securities and Exchange Commission on March 16, 2005 and May 10, 2005, respectively.

Inverness Medical Innovations, Inc. and Subsidiaries

Unaudited Pro forma Condensed Combined Statements of Operations

For the year ended December 31, 2004

(in 000s, except per share amounts)

		Pro forma Adjustments
	Inverness	Ischemia Historical	Ischemia Adjustments		Binax Historical	Binax Adjustments		Determine Historical	Determine Adjustments		Pro forma Combined Company

Net product sales	$368,351	$536	$—		$21,339	$—		$25,125	$(2,513	)(i)	$412,838
Research and license revenues	8,559	—	—		579	—		—	—		9,138
Net revenues	376,910	536	—		21,918	—		25,125	(2,513)		421,976
Cost of sales	227,548	87	333	(a)	8,182	(1,389	)(d)	14,886	(791	)(j)	250,669
									619	(k)
									708	(l)
									350	(m)
									136	(n)

Gross profit	149,362	449	(333)		13,736	1,389		10,239	(3,535)		171,307

Operating expenses:
Research and development	31,954	1,044	1,692	(a)	2,795	333	(e)	—	—		37,818
Sales and marketing	57,957	1,796	—		3,674	714	(e)	1,256	1,250	(m)	66,647
General and administrative	52,707	2,861	—		2,537	—		754	—		58,859
Total operating expenses	142,618	5,701	1,692		9,006	1,047		2,010	1,250		163,324
Operating income	6,744	(5,252)	(2,025)		4,730	342		8,229	(4,785)		7,983
Interest and other income (expense), net	(18,707)	(239)	15	(b)	(19)	(501	)(f)	—	(3,651	)(o)	(23,102)
(Loss) Income before income taxes	(11,963)	(5,491)	(2,010)		4,711	(159)		8,229	(8,436)		(15,119)
Income tax provision	2,275	—	—		1,645	(1,645	)(g)	—	353	(g)	2,628
Net (loss) income	$(14,238)	$(5,491)	$(2,010)		$3,066	$1,486		$8,229	$(8,789)		$(17,747)

Non-cash amortization of discounts and dividends on preferred stock	(749)	—	—		—	—		—	—		(749)
Net (loss) income available to common stockholders - basic and diluted	$(14,987)	$(5,491)	$(2,010)		$3,066	$1,486		$8,229	$(8,789)		$(18,496)

Net (loss) income per common share:
Basic and diluted	$(0.75)										$(0.83)

Weighted average shares - basic and diluted	19,969		864	(c)		1,422	(h)		—		22,255

Inverness Medical Innovations, Inc. and Subsidiaries

Unaudited Pro forma Condensed Combined Statements of Operations

For the three months ended March 31, 2005

(in 000s, except per share amounts)

		Pro forma Adjustments
	Inverness	Ischemia Historical	Ischemia Adjustments		Binax Historical	Binax Adjustments		Determine Historical	Determine Adjustments		Pro forma Combined Company

Net product sales	$89,391	$116	$—		$9,640	$—		$5,674	$(567	)(i)	$104,254
Research and license revenues	2,221	—	—		74	—		—	—		2,295
Net revenues	91,612	116	—		9,714	—		5,674	(567)		$106,549
Cost of sales	59,716	13	83	(a)	2,608	(368	)(d)	2,469	(198	)(j)	$64,778
									155	(k)
									177	(l)
									88	(m)
									35	(n)

Gross profit	31,896	103	(83)		7,106	368		3,205	(824)		41,771

Operating expenses:
Research and development	7,232	328	423	(a)	867	83	(e)	—	—		8,933
Sales and marketing	17,030	565	—		1,088	179	(e)	284	313	(m)	19,459
General and administrative	14,115	558	—		760	—		170	—		15,603
Total operating expenses	38,377	1,451	423		2,715	262		454	313		43,995
Operating income	(6,481)	(1,348)	(506)		4,391	106		2,751	(1,137)		(2,224)
Interest and other income (expense), net	(101)	(82)	33	(b)	(2)	(125	)(f)	—	(913	)(o)	(1,190)
(Loss) Income before income taxes	(6,582)	(1,430)	(473)		4,389	(19)		2,751	(2,050)		(3,414)
Income tax provision	1,513	—	—		1,756	(1,756	)(g)	—	144	(g)	1,657
Net (loss) income	$(8,095)	$(1,430)	$(473)		$2,633	$1,737		$2,751	$(2,194)		$(5,071)

Non-cash amortization of discounts and dividends on preferred stock	—	—	—		—	—		—	—		—
Net (loss) income available to common stockholders - basic and diluted	$(8,095)	$(1,430)	$(473)		$2,633	$1,737		$2,751	$(2,194)		$(5,071)

Net (loss) income per common share:
Basic and diluted	$(0.39)										$(0.22)

Weighted average shares - basic and diluted	20,942		710	(c)		1,406	(h)		—		23,058

Inverness Medical Innovations, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2005

(in thousands)

	Historical		Pro Forma
					Combined
	Inverness	Determine	Adjustments		Company
ASSETS

Current assets:
Cash and cash equivalents	$33,667	$—	$—		$33,667
Accounts receivable, net of allowances	57,814	—	—		57,814
Inventory	65,437	—	380	(aa)	65,817
Deferred tax assets	2,961	—	—		2,961
Prepaid expenses and other current assets	14,128	—			14,128
Total current assets	174,007	—	380		174,387

Property, plant and equipment, net	69,244	1,377	—		70,621
Goodwill, trademarks and other intangible assets, net	418,227	—	55,743	(bb)	473,970
Deferred financing costs, net, and other assets	9,335	—	—		9,335
Deferred tax assets	794	—	—		794

Total assets	$671,607	$1,377	$56,123		$729,107

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$329	$—	$—		$329
Current portion of capital lease obligations	492	—	—		492
Accounts payable	39,471	—	—		39,471
Accrued expenses and other current liabilities	62,288	—	—		62,288
Total current liabilities	102,580	—	—		102,580

Long-term liabilities:
Long-term debt	211,315	—	57,500	(cc)	268,815
Capital lease obligations	1,312	—	—		1,312
Deferred tax liabilities	28,726	—	—		28,726
Other long-term liabilities	4,721	—	—		4,721
Total long-term liabilities	246,074	—	57,500		303,574

Stockholders’ equity:
Common stock	23	—	—		23
Additional paid-in capital	418,440	1,377	(1,377	)(dd)	418,440
Notes receivable from stockholders	(14,691)	—	—		(14,691)
Accumulated deficit	(95,847)	—	—		(95,847)
Accumulated other comprehensive income	15,028	—	—		15,028
Total stockholders’ equity	322,953	1,377	(1,377)		322,953
Total liabilities and stockholders’ equity	$671,607	$1,377	$56,123		$729,107

Note 1.          Basis of Presentation and Purchase Prices

Included in the accompanying unaudited pro forma condensed combined financial statements are the historical results of Inverness and the following significant entities and businesses, as defined below, which Inverness has acquired or agreed to acquire since January 1, 2004:

•                  Ischemia

•                  Binax

•      Determine

On March 16, 2005, we acquired all of the stock of Ischemia.  The preliminary aggregate purchase price of Ischemia was $27.2 million, which consists of 968,000 shares of Inverness common stock with an aggregate fair value of $22.7 million, estimated exit costs of $1.7 million to be accounted for in accordance with Emerging Issues Task Force (“EITF”) Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, estimated direct acquisition costs of $2.3 million and assumed liabilities estimated at $0.5 million.

The aggregate purchase price was preliminarily allocated to the assets acquired and liabilities assumed at the date of acquisition as follows:

(in thousands)
Cash and cash equivalents	$115
Accounts receivable	58
Inventories	40
Property, plant and equipment	469
Other assets	99
Goodwill	12,400
Core technology and patents	24,000
Accounts payable and accrued expenses	(377)
Deferred tax liability	(9,600)
$27,204

On March 31, 2005, we acquired all of the stock of Binax. The preliminary aggregate purchase price was $44.7 million which consisted of $9.0 million in cash, 1.4 million shares of our common stock with an aggregate fair value of $35.2 million and $0.5 million in estimated direct acquisition costs. The terms of the acquisition agreement also provide for $11.0 million of contingent cash consideration payable to the Binax shareholders upon the successful completion of certain new product developments during the next five years. This contingent consideration will be accounted for as an increase in the aggregate purchase price and goodwill, if and when, the contingency is met.

The aggregate purchase price was preliminarily allocated to the assets acquired and liabilities assumed at the date of acquisition as follows:

(in thousands)
Cash and cash equivalents	$1,556
Accounts receivable	5,264
Inventories	2,548
Property, plant and equipment	2,421
Goodwill	25,178
Core technology and intangible assets	15,000
Other assets	984
Accounts payable and accrued expenses	(2,300)
Deferred tax liability	(6,000)
$44,651

As previously disclosed, on May 28, 2005, we entered into an Asset Purchase Agreement to acquire the Dertermine/DainaScreen assets of Abbott Laboratories’ rapid diagnostic business (“Determine”). The transaction is expected to close around June 30, 2005.  The estimated preliminary aggregate purchase price is $57.5 million which consists of $56.5 million in cash and $1.0 million in estimated direct acquisition costs.

Included in the accompanying unaudited pro forma condensed combined financial statements are the historical net sales in excess of expenses of Determine.  The historical results of Determine for all periods presented exclude all activity related to a Humanitarian Program conducted by Abbott under which Abbott historically distributed certain HIV tests in Least Developed Countries.   Under a long term supply arrangement, Inverness will sell product to Abbott which will allow Abbott to continue to distribute the Determine HIV 1/2 rapid test on a no-profit basis through the Abbott Access to HIV Care program in 69 countries, including all of Africa and the Least Developed Countries. Abbott also will continue to donate Determine HIV tests purchased from Inverness to programs that address mother-to-child transmission of HIV in the same countries.

The aggregate purchase price is estimated to be allocated to the assets to be acquired at the date of acquisition as follows:

(in thousands)
Inventories	$380
Property, plant and equipment	1,377
Goodwill	34,743
Acquired intangibles	21,000
$57,500

In connection with the purchase price allocation as it relates to Binax, Ischemia and as it has been estimated for Determine, management of Inverness believes that the acquired intangible assets include or will include trademarks, customer relationships and core technology and patents.  The value allocated to goodwill is assigned an indefinite life pursuant to Statement of Financial Accounting Standard (“SFAS”) No. 142, Goodwill and Other Intangible Assets.  The above values for the assets acquired and liabilities assumed are based on preliminary management estimates due to the timing of the acquisition. Final purchase price allocation may differ from the above. Management is also in the process of determining the final useful lives of the core technology and intangible assets as listed above.

Note 2.          Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:

(a)          Reflects amortization of the estimated value assigned to core technology and patents of Ischemia, as discussed in Note 1. Such technology and patents are being amortized over their estimated useful lives which range from six to thirteen years.

(b)          Represents interest expense on $4.0 million of debt incurred by Inverness to fund the cash portion of the acquisition, reduced by Ischemia’s historical interest expense on debt that was paid by Inverness at the acquisition date.

(c)          Represents adjustment to the historical number of basic weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common stock (excluding those shares to be held in escrow) as part of the consideration to acquire Ischemia, as if such transaction occurred on January 1, 2004.

(d)          Represents adjustments to Binax royalties paid on technology licenses held by Binax based on royalty payments due considering licenses held by Inverness.

(e)          Reflects amortization expense of the estimated value assigned to core technology and customer relationships as discussed in Note 1, which intangible assets Inverness acquired in connection with the acquisition of Binax.  No amortization expense was recorded on acquired goodwill in accordance with SFAS No. 142.  The fair values of acquired intangible assets in connection with the acquisition of Binax and the respective useful lives are as follows:

	Fair Value*	Life*
	(in thousands)
Core technology	$5,000	15 years
Customer relaionships	5,000	7 years
Trademarks	5,000	Indefinite
Goodwill	25,178	Indefinite
Total intangibles	$40,178

* Fair values and useful lives of the Binax intangible assets are based on management estimates.

(f)            Represents interest expense on $9.4 million of debt incurred by Inverness to fund the cash portion of the acquisition, reduced by Binax’s historical interest expense on debt that was prepaid by Inverness at the acquisition date.

(g)         Represents adjustments to estimated income taxes on a combined pro forma basis to include Binax, Ischemia and Determine.

(h)         Represents adjustment to the historical number of weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common stock as part of the consideration to acquire Binax, as if such transaction occurred on January 1, 2004.

(i)            Represents adjustments for the differences between the historical net product sales of Determine and the contractually agreed upon amounts pursuant to a distribution agreement entered into as part of the acquisition.

(j)            Represents the reversal of depreciation recorded in the historical results of Determine.

(k)        Represents estimated depreciation to be recorded based on the estimated fair value of the equipment acquired.

(l)            Represents facility occupancy costs to be incurred during the transitional manufacturing arrangement, during which the products sold will continue to be manufactured in an Abbott facility.

(m)      Reflects amortization expense of the estimated value assigned to core technology and customer relationships as discussed in Note 1, which intangible assets Inverness acquired in connection with the acquisition of Determine.  No amortization expense was recorded on acquired goodwill in accordance with SFAS No. 142.  The fair values of acquired intangible assets in connection with the acquisition of Determine and the respective useful lives are as follows:

	Fair Value*	Life*
	(in thousands)
Manufacturing know how	$3,500	10 years
Customer relationships	7,500	6 years
Trademarks	10,000	Indefinite
Goodwill	34,743	Indefinite
Total intangibles	$55,743

* Fair values and useful lives of the Determine intangible assets are based on management estimates.

(n)         Represents the estimated cost increase for reagents under a contractual supply agreement.

(o)          Represents interest expense on debt of $57.5 million assumed to finance the acquisition of Determine.

Note 3.          Pro Forma Net Income Per Share

For the year ended December 31, 2004 and the three months ended March 31, 2005 the unaudited pro forma combined company basic and diluted net income per share amounts are calculated based on the weighted average number of Inverness common shares outstanding prior to the respective acquisitions plus the adjustments to such shares giving effect to the Inverness common shares issued upon the closings of the respective acquisitions, as if such transactions occurred on January 1, 2004.  Common stock equivalents resulting from the assumed exercise of Inverness’s stock options or warrants are not included in the pro forma combined company diluted net income per share calculation for the year ended December 31, 2004 and the three months ended March 31, 2005, because inclusion thereof, together with the add back of dividends, would be antidilutive.

Note 4.          Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2005 has been prepared by combining the historical balance sheet of Inverness, which includes Ischemia and Binax, with Determine as of March 31, 2005 and reflects the following pro forma adjustments:

(aa)         Represents the estimated value of cell lines acquired as part of the Determine acquisition.

(bb)         Represents adjustments to Determine’s intangible assets based on the estimated purchase price allocation.  See footnote (m) of Note 2, Notes to the Unaudited Pro Forma Condensed Combined Statements of Operations.

(cc)         Represents borrowings under the Company’s Senior Credit facility assumed to finance the purchase price.  The Company has received a commitment letter from its existing lenders for the expansion of its existing credit facility for up to $105 million of senior secured financing.

(dd)         Represents the elimination of the equity account of the acquired business.